Exhibit 2.4

FINAL FORM

AGREEMENT AND PLAN OF MERGER

Between

JBG/OPERATING PARTNERS, L.P.

and

[NEWCO OP SUBSIDIARY]

Dated as of [•], 2017

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of [•], 2017 (this “Agreement”), is made and entered into by and between JBG/Operating Partners, L.P., a Delaware limited partnership (the “Merging Entity”), and [Newco OP Subsidiary], a Delaware limited liability company (the “Surviving Entity” and together with the Merging Entity, the “Parties”).

WHEREAS, this Agreement is being entered into and carried out by the Merging Entity and the Surviving Entity in connection with, and as contemplated by that certain Master Transaction Agreement, dated as of October 31, 2016 (the “Transaction Agreement”), by and among Vornado Realty Trust, a Maryland real estate investment trust (“Vornado”), Vornado Realty L.P., a Delaware limited partnership (“Vornado OP”), Vornado DC Spinco, a Maryland real estate investment trust (“Newco”), Vornado DC Spinco OP LP, a Delaware limited partnership (“Newco OP”), JBG Properties Inc., a Maryland corporation (“JBG Properties”), the Merging Entity and certain affiliates of JBG Properties and the Merging Entity;

WHEREAS, the Parties hereto wish to effect a business combination through a merger of the Merging Entity with and into the Surving Entity, with the Surviving Entity surviving (the “Merger”), on the terms and subject to the conditions set forth in this Agreement and in accordance with Section 17-211 and Section 18-209 of the Delaware Code, as amended (the “Code”).

WHEREAS, the Merging Entity currently holds equity interests (the “Equity Interests”) in certain entities that are listed on Schedule A hereto.

WHEREAS, JBG Properties, the general partner of the Merging Entity, has approved this Agreement and the Merger on behalf of the Merging Entity and declared that this Agreement and the Merger of the Merging Entity with and into the Surviving Entity, with the Surviving Entity surviving, are advisable, on the terms and subject to the conditions set forth herein;

WHEREAS, Newco OP, the sole member and managing member of the Surviving Entity, has approved this Agreement and the Merger on behalf of the Surviving Entity and declared that this Agreement and the Merger are advisable, on the terms and subject to the conditions set forth herein; and

WHEREAS, capitalized terms not otherwise defined herein shall have the respective meaning set forth in the Transaction Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

ARTICLE I
THE MERGER

SECTION 1.01.          The Merger.

Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Section 17-211 and Section 18-209 of the Code, at the Merger Effective Time (as defined below), the Surviving Entity and the Merging Entity shall consummate the Merger, pursuant to which (i) the Merging Entity shall be merged with and into the Surviving Entity and the separate existence of the Merging Entity shall thereupon cease, and (ii) the Surviving Entity shall be the surviving limited liability company in the Merger.

SECTION 1.02.          Effective Time of the Merger.

At the Closing (as defined below), the Surviving Entity shall file a certificate of merger with respect to the Merger, in such form as is required by, and executed in accordance with, the relevant provisions of the Code (the “Certificate of Merger”), with the Secretary of State of the State of Delaware (the “DSOS”).  The Merger shall become effective upon such time as the Certificate of Merger has been filed with the DSOS, or such later time on the date of the Closing designated in such filing in accordance with the Code as the effective time of the Merger (such time, the “Merger Effective Time”), but in any event the Merger shall become effective after the consummation of the Pre-Combination Transactions as set forth in the Transaction Agreement.

SECTION 1.03.            Closing.

The closing of the Merger (the “Closing”) shall be on the date hereof, after the consummation of the Pre-Combination Transactions and simultaneously with the closing of the Combination Transactions pursuant to the Transaction Agreement.

SECTION 1.04.            Effects of the Merger.

The Merger shall have the effects specified in Section 17-211 and Section 18-209 of the Code, and in addition, at the Merger Effective Time, by virtue of the Merger and without any action on the part of a holder of an interest in the Surviving Entity or in the Merging Entity:

(a)           Pursuant to Section 1.2(f)(i) of the Transaction Agreement, the partners of Merging Entity will receive OP Units (the “Consideration”) as set forth on Schedule B attached hereto and incorporated herein as consideration for the Merger, and  by virtue of the Merger and without any action on the part of the Merging Entity or the Surviving Entity or any partner in the Merging Entity, from and after the Merger Effective Time, each partnership interest in the Merging Entity shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of such partnership interests shall thereafter cease to have any rights, except the right to receive the Consideration applicable thereto;

(b)          Each interest in the Surviving Entity issued and outstanding immediately prior to the Merger Effective Time shall remain outstanding and unchanged as an interest in the Surviving Entity.

SECTION 1.05.            Surviving Entity Limited Liability Company Agreement.

Immediately following the Merger Effective Time, the limited liability company agreement of the Surviving Entity as in effect immediately prior to the Merger Effective Time, shall be the limited liability company agreement of the Surviving Entity (the “Surviving LLC Agreement”).

SECTION 1.06.            Managing Member of the Surviving Entity.

Immediately following the Merger Effective Time, Newco OP shall continue to be the sole member and managing member of the Surviving Entity, until its resignation or removal in accordance with the Surviving LLC Agreement.

SECTION 1.07.            Dissenters’ Rights.

No dissenters’ rights or appraisal rights shall be available with respect to the Merger or the other transactions contemplated hereby.

SECTION 1.08.            Release.

Persons who at any time prior to the Merger Effective Time have been members, partners, shareholders, directors, trustees, officers, agents or employees of the Merging Entity or of any of its affiliates prior to the Merger Effective Time (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, who are not, as of immediately following the Merger Effective Time, directors, trustees, officers or employees of Newco or any of its Subsidiaries are hereby released of and from any further liabilities or obligations whether accruing before or after the date hereof with respect to the Equity Interests, including, without limitation, all Liabilities arising from or in connection with the Transactions and all other activities to implement the Transactions, and all Liabilities arising from or in connection with actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to the Merger Effective Time (whether or not such Liabilities cease being contingent, mature, become known, are asserted or foreseen, or accrue, in each case before, at or after the Merger Effective Time), in each case to the extent relating to, arising out of or resulting from the Newco Business, the Newco Assets or the Newco Liabilities (each as defined in the Separation and Distribution Agreement to be entered into by and among Vornado, Vornado OP, Newco and Newco OP, in the form attached to the Transaction Agreement as Exhibit D), but subject to the terms and conditions of the Transaction Agreement.

SECTION 1.09.            Intended Tax Treatment of the Merger.

The Parties intend for the Merger to be treated for U.S. federal income tax purposes, and agree to report it in a manner consistent with such treatment, as a merger, undertaken by the Merging Entity, in the “assets-over form” pursuant to Treasury Regulations Section 1.708-1(c)(3)(i), whereby the Merging Entity (i) contributes all of its assets and liabilities to Newco OP, the sole member of the Surviving Entity, which is treated as an entity disregarded from Newco OP for federal income tax purposes, in exchange for OP Units and (ii) immediately thereafter distributes the OP Units  to the Merging Entity partners in liquidation of the Merging Entity.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF MERGING ENTITY

The Merging Entity hereby represents and warrants to the Surviving Entity as follows:

SECTION 2.01.          Organization, Power and Authority.

The Merging Entity is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Merging Entity has all requisite limited partnership power and authority to own and operate its assets.

SECTION 2.02.          Authorization.

The Merging Entity has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger as contemplated by this Agreement.  The execution, delivery and performance by the Merging Entity of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary limited partnership action on behalf of the Merging Entity, and no further limited partnership action on the part of the Merging Entity is required to consummate the transactions contemplated by this Agreement, other than the filing and recordation of the Certificate of Merger and other appropriate merger documents as required by the Code.  This Agreement has been duly and validly executed and delivered by the Merging Entity, and assuming the due authorization, execution and delivery by the Surviving Entity, constitutes a valid, binding and enforceable obligation of the Merging Entity, enforceable against the Merging Entity in accordance with its terms.

SECTION 2.03.          Disclaimer of Representations and Warranties.

THE PARTIES UNDERSTAND AND AGREE THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, IN THE TRANSACTION AGREEMENT, OR IN ANY ANCILLARY AGREEMENT OR ANY OTHER AGREEMENT CONTEMPLATED HEREBY OR THEREBY, NO PARTY TO THIS AGREEMENT, THE TRANSACTION AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT CONTEMPLATED BY THIS AGREEMENT, THE TRANSACTION AGREEMENT, ANY ANCILLARY AGREEMENT OR OTHERWISE, IS REPRESENTING OR WARRANTING IN ANY WAY AS TO THE ASSETS, BUSINESSES OR LIABILITIES TRANSFERRED OR ASSUMED AS CONTEMPLATED HEREBY OR THEREBY, AS TO ANY CONSENTS, APPROVALS OR NOTIFICATIONS REQUIRED IN CONNECTION HEREWITH OR THEREWITH, AS TO THE VALUE OR FREEDOM FROM ANY SECURITY INTERESTS OF, OR ANY OTHER MATTER CONCERNING, ANY ASSETS OF SUCH PARTY, OR AS TO THE ABSENCE OF ANY DEFENSES OR RIGHT OF SET-OFF OR FREEDOM FROM COUNTERCLAIM WITH RESPECT TO ANY CLAIM OR OTHER ASSET, INCLUDING ANY ACCOUNTS RECEIVABLE, OF ANY PARTY, OR AS TO THE LEGAL SUFFICIENCY OF ANY ASSIGNMENT, DOCUMENT OR INSTRUMENT DELIVERED HEREUNDER TO CONVEY TITLE TO ANY ASSET OR THING OF VALUE UPON THE EXECUTION, DELIVERY AND FILING HEREOF OR THEREOF. EXCEPT AS MAY EXPRESSLY BE SET FORTH HEREIN, IN THE TRANSACTION AGREEMENT OR IN ANY ANCILLARY AGREEMENT, ALL SUCH ASSETS ARE BEING TRANSFERRED ON AN “AS IS, WHERE IS” BASIS AND THE RESPECTIVE TRANSFEREES SHALL BEAR THE ECONOMIC AND LEGAL RISKS THAT (I) ANY CONVEYANCE WILL PROVE TO BE INSUFFICIENT TO VEST IN THE TRANSFEREE GOOD AND MARKETABLE TITLE, FREE AND CLEAR OF ANY SECURITY INTEREST, AND (II) ANY NECESSARY APPROVALS OR NOTIFICATIONS ARE NOT OBTAINED OR MADE OR THAT ANY REQUIREMENTS OF LAWS OR JUDGMENTS ARE NOT COMPLIED WITH.

ARTICLE III

GENERAL PROVISIONS

SECTION 3.01.                  Amendment.

Subject to compliance with applicable Law, this Agreement may be amended by mutual agreement of the Parties hereto by action taken or authorized by their respective general partner or managing members, if necessary; provided, however, that there shall not be any amendment or change not permitted under applicable Law.  This Agreement may not be amended except by an instrument in writing signed by each of the Parties hereto.

SECTION 3.02.                  Non-Survival.

None of the representations, warranties, or agreements in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Closing;

provided, however, that this Section 3.02 shall not limit any covenant or agreement of the each of the Parties hereto to the extent such covenant or agreement by its terms contemplates performance after the Closing, which shall survive the Closing.

SECTION 3.03.                  Interpretation.

When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof. When reference is made herein to a Person, such reference shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.  All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.   The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.  In the case of any conflict between this Agreement and the Transaction Agreement, the Transaction Agreement shall control.

SECTION 3.04.                  Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile, portable document format (.pdf) or other electronic means shall be effective as delivery of a manually executed counterpart to this Agreement.

SECTION 3.05.                  Entire Agreement.

This Agreement, the Transaction Agreement and the other Ancillary Documents constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof and thereof. This Agreement is not intended to confer upon any Person, other than the Parties and their successors and permitted assigns, any rights or remedies hereunder.

SECTION 3.06.                  Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

SECTION 3.07.                  Governing Law; Jurisdiction.

This Agreement and all claims or causes of actions (whether at Law, in contract or in tort) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the Laws of the State of Delaware without giving effect to conflicts of laws principles (whether of the State of Delaware or any other jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of Delaware).

SECTION 3.08.                  Waiver of Jury Trial.

EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.08.

SECTION 3.09.                  Assignment.

This Agreement shall not be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties. Any assignment referred to in the immediately preceding sentence shall not relieve any Party of any obligation hereunder, and following such assignment this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

IN WITNESS WHEREOF, the Merging Entity and the Surviving Entity have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

JBG/Operating Partners, L.P. a Delaware limited partnership

By:	JBG Properties, Inc., its general partner

By:
Name:
Title:

[Newco OP Subsidiary], a Delaware limited liability company

By: JBG SMITH PROPERTIES LP

By:
Name:
Title:

[Signature Page to Agreement and Plan of Merger by and between [Newco OP Subsidiary] and
JBG/Operating Partners, L.P.]